400 West Ontario Street, Suite 1003, Chicago, IL, 60654
Telephone: (312)505-9267 or Fax: (708)344-5658
Website: www.oakridgeholdingsinc.com


October 26, 2012

ROBERT C. HARVEY
CHAIRMAN OF THE BOARD
	AND
CHIEF EXECUTIVE OFFICER



Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held on Monday, December 10, 2012, at 9:00 a.m., local time, at the law firm of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402.

The following notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:

Item                                                   Recommended Vote

1. Election of five directors                                FOR

2. Ratification of Moquist Thorvilson Kaufmann
   & Pieper LLC                                              FOR

We have also included a proxy statement that contains more information about these items and the meeting.

Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by voting and signing the accompanying proxy card and promptly returning it in the enclosed envelope.

/s/ RC Harvey

Robert C. Harvey
Chairman of the Board and Chief Executive Officer














OAKRIDGE HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD DECEMBER 10, 2012


TO THE SHAREHOLDERS OF COMMON STOCK
OF OAKRIDGE HOLDINGS, INC.

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Oakridge Holdings, Inc. (the "Company"), will be held on Monday, December 10, 2012, at 9:00 a.m., local time, at the law firm of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. The purposes of the Annual Meeting are:

1. To elect five persons to serve as directors of the Company until the next Annual Meeting of the Shareholders or until their respective successors shall be elected and qualified.

2. To ratify the appointment of Moquist Thorvilson Kaufmann & Pieper, LLC as the independent auditors of the Company for the fiscal year ending June 30,2012 and

3. To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

The Board of Directors set October 25, 2012, as the record date for the Annual Meeting. This means that shareholders of the Company's common stock, par value $0.10 per share, at the close of business on that date are entitled to
(1) receive notice of the Annual Meeting and (2) vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. We will make available a list of shareholders of the Company entitled to vote at the Annual Meeting for inspection during normal business hours from October 25, 2012 through December 1, 2012, at the offices of Oakridge Cemetery, 4301 West Roosevelt Road, Hillside, Illinois 60610. This list will also be available at the Annual Meeting.


                                      By Order of the Board of Directors
                                      /s/ Robert B. Gregor
                                      Robert B. Gregor
                                      Secretary

Chicago, Illinois
October 26, 2012



TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THE PURPOSE. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.








OAKRIDGE HOLDINGS, INC.
400 West Ontario St.
Suite 1003
Chicago, IL 60654

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD December 10, 2012

The Board of Directors (the "Board") of Oakridge Holdings, Inc. (the "Company") furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2012 Annual Meeting of Shareholders of the Company (the "Annual Meeting"). The meeting will be held on Monday, December 10, 2012 at 9:00 a.m., local time, or at any adjournments or postponements of the Annual Meeting.
The Annual Meeting will be held at the law firm of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

A shareholder can revoke a proxy by any one of the following three actions: giving written notice to the Secretary of the Company, delivering a later dated proxy, or voting in person at the Annual Meeting. The mailing address of the principal executive office of the Company is 4810 120th Street West, Apple Valley, Minnesota, 55124. You also may obtain directions to attend the Annual Meeting in person and vote in person by writing to the Company's principal executive office requesting such directions and indicating the manner in which the Companyshould send directions to you. The date this Proxy Statement is first being mailed or given to shareholders is on or about October 31, 2012.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram, electronic mail or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company. All properly executed written proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the Annual Meeting in accordance with the directions given in this Proxy Statement. Below is a list of the different votes shareholders may cast at the Annual Meeting pursuant to this solicitation.


* In voting on the election of five directors to serve until the 2013 Annual Meeting of Shareholders, shareholders may vote in one of three ways:
(1) in favor of all nominees,
(2) withhold votes as to all nominees, or
(3) withhold votes as to specific nominees.

* In voting on the ratification of the appointment of Moquist Thorvilson Kaufmann & Pieper LLC as independent auditors, shareholders may vote in one of the three following ways:
(1) in favor of the proposal,
(2) against the proposal, or
(3) abstain from voting on the proposal.

Shareholders should specify their choice on each matter on the enclosed proxy. If no instructions are given, proxies which are signed and returned will be voted FOR the election of all nominees and FOR the proposal to ratify the appointment of Moquist Thorvilson Kaufmann & Pieper LLC.

The election of directors will require approval by a plurality of the voting power of the shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), voting in person or by proxy at the Annual Meeting. All other proposals will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For purposes of determining whether the shareholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting and have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Only holders of Common Stock of record at the close of business on October 25, 2012, are entitled to vote at the Annual Meeting or adjournments or postponements of the Annual Meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On the record date, 1,431,503 shares of the Common Stock were issued and outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders of 20% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for a quorum for the transaction of business. Holders of shares of Common Stock are not entitled to cumulate voting rights.


THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.


This Proxy Statement is available on www.oakridgeholdingsinc.com, and by e-mailing rHarvey@ohicemetery.com or calling 312-505-9267 to request a copy of the proxy statement, annual report and form of proxy relating to the Company's future annual meetings of shareholders and for the 2012 Annual Meeting.



PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors:

The By-laws of the Company provide that the Board will determine the number of directors. The Board has set its size at five. The Board has nominated the five individuals below to stand for election as directors of the Company at the Annual Meeting.

Should any of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board may designate substitute nominees. If that occurs, the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

All nominees, except for Robert Harvey and Robert Gregor are "independent" as that term is defined in Rule 5605(a) of the Nasdaq Stock Market Marketplace Rules. That is the standard for independence the Company has chosen for purposes of the disclosure required in this Proxy Statement by SEC rules
(even though the Company's Common Stock is not listed on the Nasdaq Stock
Market).


THE BOARD OF THE COMPANY RECOMMENDS A VOTE FOR ROBERT HARVEY, ROBERT GREGOR, STEWART LEVIN, PAMELA WHITNEY AND LESTER LIND TO HOLD OFFICE UNTIL THE 2013 ANNUAL MEETING OF SHAREHOLDERS. PROXIES RECEIVED BY THE BOARD WILL BE VOTED FOR AS TO ALL OF THE NOMINEES, UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXY.



Information about Nominees

The following information has been furnished to the Company, as of October 26, 2011, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

Nominees for Election  Age  Principal Occupation    Director Since
------------------------------------------------------------------

Robert C. Harvey       61   Chairman of the Board,          1992
                            Chief Executive Officer
                            and Chief Financial Officer
                            of the Company and its
                            wholly owned subsidiaries

Robert B. Gregor       61   Secretary of the Company        1993
                            and Vice President of Sales
                            and Marketing of the Company's
                            wholly owned subsidiary

Lester Lind            64   Retired Business Owner of       2011
                            VonHanson's Meats

Pamela Whitney         60   Auditor for Wells Fargo         2003
                            Audit & Security


Stewart Levin          57   Broker at Hallberg              2011
                            Commercial Insurers, Inc.


Other Information about Nominees

Except as indicated below, there has been no change in the principal occupation or employment of the nominees during the past five years.

Robert Harvey has been the Chairman of the Board, Chief Executive Officer and Chief Financial Officer of the Company and Stinar HG, Inc. since November 1992, and a director, President and Chief Financial Officer of Oakridge Cemeteries since November 2005.

Robert Gregor has been Vice President of Marketing and Sales and Secretary for Stinar HG, Inc. since January 1, 1999, and prior to joining Stinar HG, Inc. he was Senior Account Executive at E.F. Johnson Company since 1993.

Robert Lester Lind is presently retired. Prior to retiring in 2010, he was a shareholder of VonHanson's Meats and has more than 40 years experience in planning, developing and implementing openings of new operations across the United States.

Pamela Whitney is presently an auditor for Wells Fargo Audit and Security and has been in that position since November 11, 2005. Prior to joining Well Fargo Audit and Security she was employed at the CPA firm of Epstein Weber & Conover, PLC and before that was an Inventory Exchange Supervisor at Phillips 66 from 2000 to 2005, and was at the CPA firm of Kilpatrick, Luster & Co., PLLC.

Stewart Levin has been an insurance broker at Hallberg Commercial Insurers, Inc. for 8 years and has been in the insurance business for over 25 years as an owner and a commercial broker.

Board's Leadership Structure

The Company does not have a written policy with respect to separation of the roles of chief executive officer and chairman of the board of directors, because our board of directors believes it is in the best interests of our company to make that determination based on the circumstances. Our Chief Executive Officer currently serves as the Chairman of the Board of Directors because we believe that it is in the best interest of the Company to have one person serving in both roles.

Information about the Board and its Committees

The business and affairs of the Company are managed by the Board, which met three times in fiscal year ended June 30, 2012. All of the directors attended all meetings of the Board and of the committees on which they served during the year, except Lester Lind, who did not attend two meetings. The Board has established three committees: the Compensation Committee, the Corporate Governance Committee and the Audit Committee, each of which is briefly described below. The Board has no other committees.

The Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meetings of shareholders. The Company has always encouraged its directors to attend its annual meeting of shareholders. All of the Company's directors except Pamela Whitney, Robert Gregor and Lester Lind attended the Company's 2012 annual meeting of shareholders.

Compensation Committee

The Compensation Committee reviews and approves the Company's compensation philosophy and programs covering executive officers and key management employees. The Committee also determines compensation of officers and senior employees of the Company (other than the Chief Executive Officer) and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer of the Company. The Compensation Committee also determines any grants of stock or stock options. The Compensation Committee does not have a charter. The Compensation Committee met once during fiscal year 2012. The Compensation Committee currently consists of Lester Lind, Stewart Leven and Pamela Whitney.

Corporate Governance Committee

The Corporate Governance Committee addresses matters of corporate governance, evaluates qualifications and candidates for positions on the Board and the performance of the Chief Executive Officer and the Board, and reviews succession plans and senior management performance. The Corporate Governance Committee met once in fiscal year 2012. The Corporate Governance
Committee currently consists of Lester Lind, Stewart Levin and Pamela Whitney. The Corporate Governance Committee does not have a charter. The Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders because the size and profile of the Company make it preferable for identification and evaluation of potential candidates to occur on a case-by-case basis.

Audit Committee

The Audit Committee meets with management to review the scope and results of audits performed by the Company's independent accountants. The Audit Committee also meets with the independent auditors and with appropriate Company financial personnel about internal controls and financial reporting. The Audit Committee is the agent of the Board of Directors in assuring the adequacy of the Company's financial, accounting and reporting control processes. The Audit Committee is also responsible for recommending to the Board the appointment of the Company's independent accountants. The Audit Committee met four times in fiscal year 2012. The Audit Committee currently consists of Lester
Lind, Stewart Levin and Pamela Whitney. The Company's Board historically has followed the advice of the Audit Committee on transactions that could have the potential appearance of not being at arm's length and anticipates doing so in the future. The Audit Committee has determined that Pamela Whitney is an "audit committee financial expert" and is "independent" as defined by SEC rules.

Securityholder Communications

The Board provides a process for shareholders to send communications to the Board or any of the directors. Shareholders may send written communications to the Board of Directors or specified individual directors by addressing their communication via U.S. mail to Chief Executive Officer, Oakridge Holdings, Inc., 400 West Ontario Street, Suite 1003, Chicago, Illinois, 60654. The communications will be collected by the Chief Executive Officer and delivered, in the form received, to the Board or, if so addressed, to a specified director.

Director Compensation

The table below sets forth the compensation paid to each non-employee director of the Company during fiscal year 2012. The Company's directors who are employees do not receive separate compensation for serving as directors. Each of the Company's directors is reimbursed for all out-of-pocket expenses incurred on behalf of the Company in connection with serving on the Board.


Name                    Fees earned or
                        paid in cash($)       Total($)

Lester Lind                      0                 0

Pamela Whitney               2,000             2,000

Stewart Levin                1,500             1,500


Certain Relationships and Related Transactions

In the ordinary course of business, the Company may from time to time engage in transactions with other corporations whose officers, directors or employees are also directors or officers, or family members of directors or officers, of the Company. The Company may also engage in transactions with individuals who are, or are family members of, directors or officers of the Company. The Company has an unwritten policy under which the Audit Committee reviews these transactions to examine whether the transactions are conducted on an arm's length basis. The Audit Committee makes a recommendation to the Board whether to approve the proposed transaction, which the Board has historically always followed. In all cases, these related-party transactions have been conducted on an arm's length basis, and none of the transactions require more specific disclosure under applicable SEC rules and regulations, except as described below.

During fiscal years 2011 and 2012, amounts expensed for non-audit compliance services to entities related to the Company's Chief Executive Officer, Robert Harvey, were $9,150 and $17,510, respectively. The Company also has a month-to-month operating lease for office space from the Chief Executive Officer and the total rent expense was $24,600 under this lease in fiscal years 2012 and 2011.

On June 16, 2009, the Company entered into unwritten loan agreements with our Chief Executive Officer and Robert Gregor, the Company's Secretary and Vice President of Sales and Marketing. The aggregate principal amount of each loan, which is the largest amount of principal outstanding since the date of the loan and the principal amount outstanding as of October 25, 2012, is as follows: (1) for Robert Harvey, $150,000 and (2) for Robert Gregor, $150,000. No principal was paid on any loan described in this paragraph during fiscal year 2012. Each of the loans described in this paragraph bears interest at the rate of 9% per annum, is unsecured and is payable on demand. During the fiscal year ended June 30, 2012, interest of $13,500 was paid to Robert Harvey and $20,065 was paid to Robert Gregor.

On May 10, 2008, the Company agreed to issue $505,000 aggregate principal amount of 9.00% Convertible Subordinated Debentures to the following people for cash contributed by those people to the Company: (1) Robert Harvey, the Company's Chairman of the Board, Chief Executive Officer and Chief Financial Officer and a director and (2) Robert Gregor, the Company's Secretary, the Vice President of Sales and Marketing of one of the Company's wholly-owned subsidiaries and a director. The aggregate principal amount of each debenture, which is the largest amount of principal outstanding since July 1, 2009 and the principal amount outstanding as of October 25, 2012, is as follows: (1) for Robert Harvey, $410,000 and (2) for Robert Gregor, $150,000. No principal was paid on the debentures during fiscal years 2012 and 2011. Interest was paid on the debentures of $30,150 to Robert Harvey and $0 to Robert
Gregor for the year ended June 30, 2012. Each debenture accrues interest at the rate of 9.00% per annum, payable on January 1 of each year until the principal amount of the debenture has been paid in full or converted into the Company's Common Stock.

The principal amount of the debentures is convertible into the Company's Common Stock from the date of issuance until the principal amount is paid in full at a rate of one share of Common Stock for each $0.40 principal amount, subject to typical anti-dilution adjustments. The conversion price of the debentures is equal to the fair market value of the Company's Common Stock as determined by the Board on June 30, 2012.

The debentures mature on July 1, 2014, subject to acceleration in the event of certain mergers or acquisitions involving the Company, a disposition of substantially all of the Company's assets or upon the election of a debenture holder after an event of default. The Company may not prepay the debentures in whole or in part prior to maturity. The debentures are subordinate to all of the Company's indebtedness for borrowed money and liabilities for the deferred and unpaid purchase price of property existing on the date of the debentures.

On February 7, 2011, the Company issued a 9.00% Convertible Subordinated Debenture with a principal amount of $75,000 to Robert Harvey, the Company's Chairman of the Board, Chief Executive Officer and Chief Financial Officer. The unpaid principal amount of the debenture is convertible into the Company's Common Stock at any time at a rate of $0.50 per shares, subject to adjustment under certain circumstances. Interest is payable annually on January 1 of each year. The debenture will mature on July 1, 2014 and the Company is not permitted to prepay any amounts due thereunder. If the Company breaches any of its material obligations under the debentures and does not cure the breach within 60 days after receiving notice of the breach from the debenture holder, or if the Company becomes insolvent, the debenture holder may accelerate the amounts due under the debenture. The aggregate principal amount of this debenture, which is the largest amount of principal outstanding since issuance, was $75,000 as of October 25, 2012. Interest in the amount of $6,750 was paid on this debenture during the year ended
June 30, 2012.


Principal Shareholders and Beneficial Ownership of Management

The following table sets forth information regarding beneficial ownership of Common Stock on October 25, 2012 by each person who is a beneficial owner of more than 5% of the Common Stock issued and outstanding, by each Named Executive Officer named in the Summary Compensation Table, by each director and nominee and all officers and directors as a group. The address for all executive officers and directors of the Company is the Company's business address.

                      Number of shares
Name              beneficially owned(1)      Percent of Class
-----------------------------------------------------------------
Robert C. Harvey*         1,337,279(2)                  54.4%
Robert B. Gregor*           522,164(3)                  26.7%
Lester Lind                       -                        -
Pamela Whitney*                   -                        -
Stewart Levin                     -                        -

All directors and
executive officers
as a group (5 persons)    1,859,443(2,3)                62.4%

* Indicates directors and executive officers.

(1) Unless otherwise noted, all shares shown are held by persons possessing sole voting and investment power with respect to such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member or a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.
(2) Includes 66,857 shares held by Robert Harvey's wife and children in which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Also includes 245,422 shares held jointly by Robert Harvey and his wife and 1,025,000 shares that could be acquired upon conversion of a convertible subordinated debenture.
(3) Includes 2,350 shares held by Mr. Gregor's wife and children in which he may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership. Also includes 144,814 shares held jointly by Robert Gregor and his wife and 375,000 shares that could be acquired upon exercise of an option and conversion of a convertible subordinated debenture.


Executive Compensation

The following table sets forth certain information regarding compensation for the Company's two most recently completed fiscal years provided to the Company's Chief Executive Officer and Chief Financial Officer and its only other executive officer who earned remuneration exceeding $100,000 during fiscal year 2011 (the "Named Executive Officers").

Name and                                       All Other
Principal Position         Year   Salary($)  Compensation($)  Total($)
---------------------------------------------------------------------
Robert C. Harvey           2012   $218,999     $7,200         $226,199
Chairman of the Board,     2011   $218,999     $7,200         $226,199
Chief Executive Officer
and Chief Financial
Officer

Robert B. Gregor           2012   $114,800       $206         $115,006
Secretary and Vice         2011   $107,669       $206         $107,875
President of Marketing
and Sales of Stinar
Corporation

The Company has not entered into employment agreements with any of the Named Executive Officers. The amounts listed in the table above under "All Other Compensation" represent life insurance premium payments made by the Company for Robert Gregor and Robert Harvey.

The Company did not make any grants of restricted stock, stock options, or other equity-based compensation to the Named Executive Officers during fiscal year 2012. The Company does not currently have any equity compensation plans.




PROPOSAL NO. 2 -- RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Moquist Thorvilson Kaufmann & Pieper, LLC, independent auditors, to audit the financial statements of the Company for the year ending June 30, 2013 and recommends that the shareholders vote for confirmation of such selection. Confirmation will require the affirmative vote by holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.

Representatives of Moquist Thorvilson Kaufmann & Pieper LLC are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION
OF THE APPOINTMENT OF MOQUIST THORVILSON KAUFMANN & PIEPER LLC AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2013.




SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge based solely on its review of the forms furnished to the Company and written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and persons who own more than 10% of the Company's Common Stock were complied with in fiscal year 2012.


Audit Committee Report

The Audit Committee of the Board of Directors consists of three members, Lester Lind, Stewart Levin and Pamela Whitney, all of whom are independent as that term is defined in Rule 5605(a) of the Nasdaq Stock Market Marketplace Rules.

The Audit Committee oversees and monitors the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The Board has adopted a written charter of the Audit Committee, which was attached as Appendix A to the proxy statement for the Company's 2010 Annual Meeting of Shareholders.

Management has primary responsibility for the Company's financial statements and the overall reporting process, including its system of internal controls. The Company's independent auditors audit the annual consolidated financial statements prepared by management and express an opinion on whether those statements fairly present in all material respects the Company's financial position, results of operations and cash flow under generally accepted accounting principles. The Company's independent auditors report directly to the Audit Committee.

In fulfilling its responsibilities for the review of the audited consolidated financial statements for the year ended June 30, 2012, the Audit Committee:

* Reviewed and discussed the audited consolidated financial statements for the year ended June 30, 2012 with management and Moquist Thorvilson Kaufmann & Pieper LLC.

* Discussed with Moquist Thorvilson Kaufmann & Pieper LLC the matters required to be discussed in Statement of Auditing Standards No. 61 regarding communication with audit committees.

* Received written disclosure and the letter from Moquist Thorvilson Kaufmann & Pieper LLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor's communications with the Audit Committee concerning independence, and have discussed with the auditors the auditor's independence.

Based upon this review, the Audit Committee recommended to the full Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2012 filed with the Securities and Exchange Commission.


THE AUDIT COMMITTEE
Lester Lind
Pamela Whitney
Stewart Levin



Audit Fees

Aggregate fees for professional services rendered for the Company by Moquist Thorvilson Kaufmann & Pieper LLC, for the years ended
June 30, 2012, and 2011, were as folows:

                                          Fiscal 2012    Fiscal 2011
                                          -----------    -----------
Audit Fees                                    $54,589        $53,710
Audit-Related Fees                             14,375          5,940
All Other Fees                                  1,530         11,868
                                              -------        -------
Total                                         $70,494        $71,518
                                              =======        =======


The Audit Fees for the years ended June 30, 2012 and 2011, were the amounts billed for professional services in connection with the audits of the consolidated financial statements of the Company and its quarterly (10-Q) and yearly (10-K) filings with the Securities and Exchange Commission.

The audit related fees were for report of the former independent registered public accounting firm.

All other fees for the year ended June 30, 2012 and 2011 were amounts billed for professional services in connection with tax returns and tax accruals for the year end audits.

The de minimis exception was not used for any fees paid to Moquist Thorvilson Kaufmann & Pieper LLC.

The Audit Committee has considered whether the provision of the above services other than audit services was compatible with maintaining the independence of Moquist Thorvilson Kaufmann & Pieper LLC.

On October 27, 2009, the Company dismissed WIPFLI LLP as the Company's independent auditors. WIPFLI LLP audited the Company's financial statements for fiscal years 2008 and 2009. WIPFLI LLP's report on the Company's financial statements for the fiscal years ended 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss WIPFLI LLP was approved by the Company's audit committee. During the fiscal years ended 2008 and 2009 and any subsequent interim period preceding such dismissal, there were no disagreements between the Company and WIPFLI LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On October 27, 2009, the Company engaged Carver Moquist & O'Connor, LLP to serve as the Company's independent auditors for fiscal year 2010. During the Company's two most recent fiscal years and any subsequent interim period prior to engaging Carver Moquist & O'Connor, LLP, neither the Company nor anyone on its behalf consulted Carver Morquist & O'Connor, LLP regarding either (1) the application of accounting principles to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). In November of 2009, Carver Moquist & O'Connor, LLP merged with TK Advisors Ltd. to form Moquist Thorvilson Kaufmann Kennedy & Pieper LLC, which has since changed its name to Thorvilson Kaufmann & Pieper LLC.


Preapproval Policies and Procedures

Rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. All audit services and non-audit services provided by the Company's independent auditors must be preapproved by the Audit Committee. The non-audit services specified in Section 10A(g) of the Securities Exchange Act of 1934 may not be provided by the Company's independent auditors.

In addition, the Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee's responsibilities to management.



SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending June 30, 2013 is expected to be held on or about December 15, 2013, and proxy materials in connection with that meeting are expected to be mailed on or about November 1, 2013. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by the Company by July 3, 2013 for inclusion in the proxy statement for the Company's 2013 annual meeting. Any other shareholder proposal must be received by the Company at its principal executive office no later than September 11, 2013 in order to be presented at the 2013 annual meeting of shareholders.


OTHER MATTERS

The management of the Company knows of no matter other than the foregoing to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have a discretionary authority to vote on the proposal.


MISCELLANEOUS

THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS OF THE COMPANY FOR THE YEAR ENDED JUNE 30, 2012, IS ENCLOSED HEREWITH. SHAREHOLDERS MAY RECEIVE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO: CORPORATE SECRETARY, OAKRIDGE HOLDINGS, INC.,
400 WEST ONTARIO STREET, SUITE 1003, CHICAGO, ILLINOIS, 60654.



                                           By Order of the Board of Directors

                                           /s/ Robert B. Gregor
                                           Robert Gregor
                                           Secretary

October 26, 2012